SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                                SEACOR SMIT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)    Total fee paid:

--------------------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

--------------------------------------------------------------------------------
(2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)    Filing Party:

--------------------------------------------------------------------------------
(4)    Date Filed:

--------------------------------------------------------------------------------


73293.0004

SEACOR SMIT INC.
                                               11200 Richmond Avenue, Suite 400
                                                           Houston, Texas 77082




                                  April 6, 2001


Dear Stockholder:

           You are cordially invited to attend the 2001 Annual Meeting of Stockholders of SEACOR SMIT Inc. (the "Meeting"), which will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 on Wednesday, May 16, 2001 at 10:00 a.m., local time. All holders of record of the Company's outstanding common stock at the close of business on March 23, 2001 will be entitled to vote at the Meeting.

           Directors, officers and other representatives of the Company will be present at the Meeting and they will be pleased to answer any questions you may have.

           Whether or not you expect to attend the Meeting and regardless of the number of shares of SEACOR common stock you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully, and to complete, sign, date and return the enclosed proxy in the postage-paid, self-addressed envelope provided for such purpose so that your shares will be represented at the Meeting. The prompt return of proxy cards will ensure the presence of a quorum.

           We hope that you will be able to attend and look forward to seeing you at the Meeting.

                                                    Sincerely,

                                                    /s/ Charles Fabrikant

                                                    Charles Fabrikant
                                                    Chairman of the Board

                                               11200 Richmond Avenue, Suite 400
                                                           Houston, Texas 77082


                                SEACOR SMIT INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2001

                                ----------------



                                  April 6, 2001

To Our Stockholders:

           The Annual Meeting of Stockholders of SEACOR SMIT Inc. (the "Company") will be held on Wednesday, May 16, 2001, at 10:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 (the "Meeting"), for the following purposes:

         1. To elect nine directors to serve until the 2002 Annual Meeting of Stockholders. Please see page 6.

         2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. Please see page 18.

         3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

           Only holders of record of SEACOR common stock at the close of business on March 23, 2001 will be entitled to notice of and to vote at the Meeting. YOUR VOTE IS VERY IMPORTANT! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.



                                         For the Board of Directors

                                         /s/ Randall Blank

                                         Randall Blank
                                         Executive Vice President,
                                         Chief Financial Officer and Secretary

                                SEACOR SMIT INC.

                        11200 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77082

                                -----------------
                                 PROXY STATEMENT
                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON
                                  MAY 16, 2001



                 SOLICITATION OF PROXIES, VOTING AND REVOCATION

GENERAL

           This Proxy Statement and the enclosed proxy are being furnished to holders of record of the common stock, $.01 par value per share (the "Common Stock"), of SEACOR SMIT Inc., a Delaware corporation ("the Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001 (the "Meeting") and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on April 9, 2001.

VOTING

           The Board of Directors has fixed the close of business on March 23, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. As of the Record Date, there were 40,000,000 shares of Common Stock authorized, of which 19,225,114 were issued and outstanding. The Company has no other voting securities issued or outstanding.

           A list of the Company's stockholders as of the Record Date will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for ten days prior to the date of the Meeting, at the offices of the Company, 1370 Avenue of the Americas, 25th Floor, New York, New York 10019.

           Stockholders are requested to complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid, self-addressed envelope provided for such purpose. Common Stock represented by properly executed proxies that are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein. Abstentions and broker non-votes will count towards the determination of a quorum at the Meeting but will have the effect of votes "Against" a proposal, and will have no effect on votes counted in connection with director elections. If instructions are not given, proxies will be voted FOR election as a director of each of management's nominees named under "Proposal No. 1 - Election of Directors" in this Proxy Statement and listed under Item 1 of the enclosed proxy, and FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 under "Proposal No. 2 - Ratification of Appointment of Independent Auditors" in this Proxy Statement and listed under Item 2 of the enclosed proxy. As to any matters that may properly come before the Meeting other than those specified herein, the proxy holders will be entitled to exercise discretionary authority.

           As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only by the inspectors of election and certain personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

REVOCATION OF PROXIES

           A stockholder who so desires may revoke his or its proxy at any time before it is exercised by: (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

SOLICITATION EXPENSES

           The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram, personal interview or other means. The Company will not incur any costs beyond those customarily expended for a solicitation of proxies for the election of directors in the absence of a contest, and said directors, officers and employees will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection therewith. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees (collectively, "Nominees") have been requested to forward proxy solicitation materials to their customers, and such Nominees will be reimbursed for their reasonable out-of-pocket expenses. The Company has engaged Proxy Services, Inc. to distribute proxy materials to various Nominees who are holders of record of the Common Stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth information regarding beneficial ownership of the Common Stock by: (i) all persons (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth below under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group (16 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of as of the most recent practicable date.

                                                                    AMOUNT AND NATURE OF
Name of Beneficial Owner (1)                                      Beneficial Ownership (2)                Percentage of Class
------------------------------------------------------------  ----------------------------------   --------------------------------
Charles Fabrikant (3)                                                       951,249                              4.9%

Randall Blank (4)                                                            89,643                                *

Alice N. Gran (5)                                                             8,903                                *

Dick Fagerstal (6)                                                           19,549                                *

Milton Rose (7)                                                              63,896                                *

Granville E. Conway (8)                                                     138,500                                *

Pierre de Demandolx (9)                                                       **                                   **

Richard M. Fairbanks III (10)                                                27,000                                *

Michael E. Gellert (11)                                                     380,262                              2.0%

John Hadjipateras (12)                                                        **                                   **

Antoon W. Kienhuis (13)                                                       **                                   **

Andrew R. Morse (14)                                                         24,031                                *

Stephen Stamas (15)                                                           1,500                                *

Baron Capital Group, Inc. (16)                                            2,358,850                              12.3%
767 Fifth Avenue
New York, New York 10153

T. Rowe Price Associates, Inc. (17)                                       1,473,650                              7.7%
100 E. Pratt Street7
Baltimore, Maryland 21202

GeoCapital, LLC (18)                                                      1,464,000                              7.6%
767 Fifth Avenue, 45th Floor
New York, New York 10153

Citigroup Inc. (19)                                                       1,447,763                              7.5%
399 Park Avenue
New York, New York 10043

US Trust Company of New York (20)                                         1,018,272                              5.3%
114 West 47th Street
New York, New York 10036


                                       3

                                                                    AMOUNT AND NATURE OF
Name of Beneficial Owner (1)                                      Beneficial Ownership (2)                Percentage of Class
------------------------------------------------------------  ----------------------------------   --------------------------------

Dimensional Fund Advisors Inc. (21)                                       1,002,500                              5.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

All directors and executive officers as a group (16 persons)             10,743,048                              8.8%


*        Less than 1.0%.

**       Does not own any shares.

(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR SMIT Inc., 11200 Richmond Avenue, Suite 400, Houston, Texas 77082.

(2) The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares issuable upon the exercise of outstanding stock options exercisable within 60 days or upon conversion of the Company's 5 3/8% Convertible Subordinated Notes due November 15, 2006 (the "5 3/8% Notes").

(3) Includes 503,221 shares of Common Stock which Mr. Fabrikant may be deemed to own through his interest in, and control of (i) Fabrikant International Corporation ("FIC"), of which he is President, the record owner of 372,727 shares of Common Stock, (ii) Fabrikant International Profit Sharing Trust (the "Trust") of which he is the trustee, the record owner of 19,680 shares of Common Stock, (iii) Eric Fabrikant Trust, of which he is Trustee, the record owner of 3,789 shares of common stock, (iv) Harlan Fabrikant Trust, of which he is trustee, the record owner of 3,789 shares of common stock and (v) VSS Holding Corporation, of which he is President and sole stockholder, the record owner of 103,236 shares of common stock. Also includes 344,167 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 34,160 shares of restricted stock over which Mr. Fabrikant exercises sole voting power.

(4) Includes 52,217 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 6,699 shares of restricted stock over which Mr. Blank exercises sole voting power.

(5) Includes 2,403 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days and 2,401 shares of restricted stock over which Ms. Gran exercises sole voting power.

(6) Includes 13,300 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 5,124 shares of restricted stock over which Mr. Fagerstal exercises sole voting power.

(7) Includes 52,252 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 3,748 shares of restricted stock over which Mr. Rose exercises sole voting power.

(8) Does not include: (i) shares of Common Stock owned by Mr. Conway's two sons, neither of whom are minors or reside with Mr. Conway, (ii) an aggregate of 28,000 shares of Common Stock owned by Mr. Conway's children, grandchildren and other relatives (none of whom reside with Mr. Conway), (iii) 3,000 shares of Common Stock issuable upon exercise of options that are exercisable after the earlier of May 23, 2001 or the date of Company's 2001 Annual Meeting of Stockholders; these options were issued pursuant to the 2000 Stock Option Plan for Non-Employee Directors.

(9) Does not include 3,000 shares of Common Stock issuable upon exercise of options that are exercisable after the earlier of May 23, 2001 or the date of Company's 2001 Annual Meeting of Stockholders; these options were issued pursuant to the 2000 Stock Option Plan for Non-Employee Directors.

(10) Does not include 3,000 shares of Common Stock issuable upon exercise of options that are exercisable after the earlier of May 23, 2001 or the date of Company's 2001 Annual Meeting of Stockholders; these options were issued pursuant to the 2000 Stock Option Plan for Non-Employee Directors.

(11) Includes 380,262 shares of Common Stock owned by Windcrest Partners, L.P., of which Mr. Gellert is one of two general partners. Does not include 3,000 shares of Common Stock issuable upon exercise of options that are exercisable after the earlier of May 23, 2001 or the date of Company's 2001 Annual Meeting of Stockholders; these options were issued pursuant to the 2000 Stock Option Plan for Non-Employee Directors.

(12) Does not include 3,000 shares of Common Stock issuable upon exercise of options that are exercisable after the earlier of May 23, 2001 or the date of Company's 2001 Annual Meeting of Stockholders; these options were issued pursuant to the 2000 Stock Option Plan for Non-Employee Directors.

(13) Does not include 3,000 shares of Common Stock issuable upon exercise of options that are exercisable after the earlier of May 23, 2001 or the date of Company's 2001 Annual Meeting of Stockholders; these options were issued pursuant to the 2000 Stock Option Plan for Non-Employee Directors.

(14) Does not include 3,000 shares of Common Stock issuable upon exercise of options that are exercisable after the earlier of May 23, 2001 or the date of Company's 2001 Annual Meeting of Stockholders; these options were issued pursuant to the 2000 Stock Option Plan for Non-Employee Directors.

(15) Does not include 3,000 shares of Common Stock issuable upon exercise of options that are exercisable after the earlier of May 23, 2001 or the date of Company's 2001 Annual Meeting of Stockholders; these options were issued pursuant to the 2000 Stock Option Plan for Non-Employee Directors.

(16) According to a Schedule 13G filed jointly on February 15, 2001 by Baron Capital Group, LLC ("BCG"), Robert Baron ("Baron"), BAMCO, Inc. ("BAMCO") and Baron Asset Fund ("BAF"), (1) BCG and Baron jointly beneficially own 2,358,850 shares, have shared dispositive power with respect to such shares and shared voting power with respect to 2,341,350 shares; (2) BAMCO beneficially owns 1,731,200 shares and has shared dispositive and voting power with respect to such shares; (3) BCM beneficially owns 627,650 shares, has shared dispositive power with respect to such shares and shared voting power with respect to 610,150 shares; and (4) BAF has beneficial ownership of 1,552,200 shares and shared dispositive and voting power with respect to such shares. BCG and Baron disclaim beneficial ownership of shares held by their respective controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. BAMCO and BCM are subsidiaries of BCG, BAF is an investment advisory client of BAMCO and Baron owns a controlling interest in BCG.

(17) According to a Schedule 13G filed on February 12, 2001 by T. Rowe Price Associates, Inc. ("T. Rowe Price"), T. Rowe Price has sole voting power with respect to 435,900 shares and sole dispositive power with respect to 1,473,650.

(18) According to a Schedule 13G filed on March 29, 2001 by GeoCapital LLC ("GeoCapital"), GeoCapital claims that it has the sole power to dispose of such shares but no power to vote them.

(19) According to a Schedule 13G filed jointly on February 15, 2001 by Citigroup Inc. ("Citigroup") and Salomon Smith Barney Holdings Inc. ("SSB"), Citigroup beneficially owns 1,447,763 shares, which includes 1,445,313 shares beneficially owned by SSB, a wholly owned subsidiary of Citigroup. Each of Citigroup and SSB reports shared voting and dispositive rights with respect to the shares beneficially owned by such reporting person.

(20) According to a Schedule 13G filed jointly on February 14, 2001 by U.S. Trust Corporation and United States Trust Company of New York, the reporting persons have shared voting and dispositive power with respect to such shares.

(21) According to a Schedule 13G filed on February 2, 2001 by Dimensional Fund Advisors Inc. ("Dimensional Fund Advisors"), Dimensional Fund Advisors has sole voting and dispositive power with respect to such shares, but disclaims beneficial ownership of them.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

           Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 2000 fiscal year all
Section 16(a) filing requirements were satisfied, except that one report on Form 3 was filed late on behalf of Mr. John C. Hadjipateras following his appointment as a director.


                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

           Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company's business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

           Pursuant to the Company's Amended and Restated By-laws currently in effect (the "By-laws"), the number of directors constituting the Board shall be no less than five nor more than eleven, as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at nine members. The By-laws provide that directors of the Company are elected annually to serve until the next annual meeting of stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, nine directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. All of the management nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

           Set forth below is certain biographical information with respect to each nominee for director:

NAME                                        AGE                          PRINCIPAL OCCUPATION                      DIRECTOR SINCE
-------------------------------------    -----------   ----------------------------------------------------------  --------------
Charles Fabrikant                            56        Chairman of the Board, President and                        December 1989
                                                       Chief Executive Officer of the Company

Granville E. Conway  (2)                     73        President and Chief Executive Officer of                    December 1989
                                                       Cosmopolitan Shipping Co. Inc.

Andrew R. Morse (2)                          55        Senior Vice President of Salomon Smith Barney               June 1998

Michael E. Gellert (1)                       69        General Partner of Windcrest Partners, L.P.                 December 1989

Stephen Stamas (1) (2)                       69        Chairman of The American Assembly of Columbia University    December 1992

Richard M. Fairbanks III (1)                 60        Managing Director, Center for Strategic and                 April 1993
                                                       International Studies

Pierre de Demandolx                          60        Managing Director, Petroleum Development &                  April 1994
                                                       Diversification Ltd.

Antoon W. Kienhuis                           58        Retired, former Vice President and Chief Financial          April 1997
                                                       Officer of Smit Internationale NV

John C. Hadjipateras                         50        President, Eagle Ocean Inc.                                 July 2000


(1) Member of the Audit Committee
(2) Member of the Stock Option and Executive Compensation Committee

           Charles Fabrikant has been Chairman of the Board and Chief Executive Officer of SEACOR since December 1989, and President of SEACOR since October 1992. He has also served as a director of certain of SEACOR's subsidiaries since December 1989. For more than the past five years, Mr. Fabrikant was the Chairman of the Board and Chief Executive Officer of SCF Corporation ("SCF") until its merger with the Company in 2000 and President of Fabrikant International Corporation ("FIC"), each a privately owned corporation engaged in marine operations and investments. Each of SCF and FIC may be deemed to be an affiliate of the Company. Mr. Fabrikant is a licensed attorney admitted to practice in the State of New York and in the District of Columbia.

           Granville E. Conway is President and Chief Executive Officer of Cosmopolitan Shipping Co. Inc. ("Cosmopolitan"), a company based in Green Village, New Jersey, and primarily engaged in ship management. Mr. Conway has been employed by Cosmopolitan since March 1950 and is a graduate of the U.S. Merchant Marine Academy.

           Michael E. Gellert has been one of two general partners of Windcrest Partners, L.P., a New York based investment partnership, for more than the past five years. Mr. Gellert was a director of SCF from 1984 until its merger with the Company in 2000 and is currently a director of the following public corporations: Six Flags, Inc. (Committees: Audit, Compensation and Stock Option), Devon Energy Corp. (Committees: Compensation and Stock Option), Humana Inc. (Committees: Audit, Compensation, Investment, Executive), High Speed Access Corp. (Committees: Audit, Compensation and Executive), Smith Barney World Funds, Inc., and serves as a member of the Putnam Trust Company Advisory Board to the Bank of New York.

           Stephen Stamas has been the Chairman of The American Assembly of Columbia University, a New York City based not-for-profit organization involved in the study of public affairs, since 1987. Mr. Stamas served as the Chairman of the New York Philharmonic from 1989 until 1996 and as Vice Chairman of the Rockefeller University from 1995 until 1999. He is Chairman Emeritus and a director, and was Chairman from 1995 until May 1999, of the Greenwall Foundation and a director of BNY Hamilton Funds, Inc. From 1973 to 1986, he served as a Corporate Vice President of Exxon Corporation.

           Richard M. Fairbanks III is currently Managing Director for Domestic and International Issues at the Center for Strategic and International Studies in Washington, D.C., a research organization. From February 1992 until March 1994, he was Senior Counsel in the Washington, D.C. office of Paul, Hastings, Janofsky & Walker (a law partnership). From September 1985 to February 1992, he was Managing Partner of that office. Mr. Fairbanks is also a director of Hercules Incorporated (Committees: Finance and International), GATX Corporation (Committees: Audit and Nominating) and SpaceLab Inc. (Committee: Audit). He formerly served as an Ambassador-at-Large for the United States and was International Chairman of the Pacific Economic Cooperation Council. Mr. Fairbanks is admitted to practice law in the District of Columbia and before the United States Supreme Court.

           Pierre de Demandolx is the Managing Director of Petroleum Development and Diversification, a London based consulting agency. Mr. de Demandolx is also a director of Compagnie Nationale de Navigation ("CNN"), a Paris based public company majority owned by Worms & Cie. until January 1998 and presently owned by Compagnie Maritime Belge, whose primary business is shipping. He was the Chief Executive Officer of CNN from September 1990 to June 1996. From July 1996 until October 1997, Mr. de Demandolx was the Chairman of the Board of Heli-Union, a Paris based helicopter transportation company. From 1986 to January 1996, Mr. de Demandolx was Chairman of Feronia International Shipping ("FISH"), a Paris based shipping company, and is currently a Director of FISH. Since its inception in July 1996, Mr. de Demandolx has been the General Partner of DPH Conseils, a Paris based transportation and energy consulting firm (which became inactive in February 1999).

           Antoon W. Kienhuis was the Vice President and Chief Financial Officer of Smit Internationale N.V., a Netherlands corporation whose principal business is maritime contracting, salvage and harbor operations ("Smit"), and the Managing Director of Smit Internationale Overseas B.V. until his retirement October 1, 2000. Mr. Kienhuis has held several positions with Smit since 1973.

           Andrew R. Morse has been a Senior Vice President - Investments of Salomon Smith Barney Inc. in New York, an investment banking firm, and Smith Barney Inc., its predecessor, for more than the past five years. He has been the Senior Partner of Round Hill Associates, a private investment partnership, since June 1995 and sits on numerous philanthropic boards.

           John C. Hadjipateras is the President and founder of Eagle Ocean Inc., a marine transportation agency concentrating in sales and purchase, chartering, insurance and finance in Stamford, Connecticut since its inception in 1980. He is also Managing Director of Eagle Financial Partners, LLC, a venture capital management company founded in 1998, and was Managing Director of Peninsular Maritime Ltd. a shipbrokerage firm, from 1972 until 1993. From 1974 until 1999 Mr. Hadjipateras was a Council member of INTERTANKO, the International Association of Independent Tanker Owners. From 1985 until 1989 he was a Board Member of the Greek Shipping Co-operation Committee, and is currently a Director of KIDSCAPE LTD., and a Member of the Board of Advisors to the Faculty of Language and Linguistics of Georgetown University.

           Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you "withhold authority" to vote in the appropriate space provided on the enclosed proxy.

           THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES NAMED ABOVE.

               INFORMATION RELATING TO THE BOARD OF DIRECTORS AND
                               COMMITTEES THEREOF

MEETINGS

           During the year ended December 31, 2000, the Board held 8 meetings and acted by unanimous written consent on one occasion. Each director attended at least 75% of the aggregate meetings of the Board and all committees of the Board of which he is a member during his term of service as a director.

COMMITTEES OF THE BOARD

AUDIT COMMITTEE

           The Audit Committee, consisting of Messrs. Fairbanks, Gellert, and Stamas, assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

           The Audit Committee held two meetings during the last fiscal year. The Board of Directors adopted a charter for the audit committee on June 14, 2000, which is attached as Appendix A to this Proxy Statement. All members of the Audit Committee are "independent" under the rules of the New York Stock Exchange currently applicable to the Company.

                             AUDIT COMMITTEE REPORT

           The following is the report of the SEACOR SMIT Inc. Audit Committee with respect to the Company's audited financial statements for fiscal year ended December 31, 2000.

REVIEW WITH MANAGEMENT

The Audit Committee has reviewed and discussed SEACOR SMIT Inc.'s audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS

The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Arthur Andersen LLP their independence.

CONCLUSION

Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that its audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                     Audit Committee

                     Michael Gellert
                     Richard Fairbanks
                     Stephen Stamas


The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.


STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE

           The Stock Option and Executive Compensation Committee is responsible, subject to the general terms and provisions of the SEACOR SMIT Inc. 1992 Non-Qualified Stock Option Plan (the "1992 Stock Option Plan") and the SEACOR SMIT Inc. 1996 Share Incentive Plan (the "1996 Share Incentive Plan"), for the administration and award of restricted stock and stock options under such plans. In addition, in January 1993, the Board delegated to the committee responsibility for all matters relating to the determination and award of executive compensation. Messrs. Stamas, Morse and Conway, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b) under the Exchange Act with respect to the 1992 Stock Option Plan and the 1996 Share Incentive Plan, serve as members of the Stock Option and Executive Compensation Committee. The Stock Option and Executive Compensation Committee held one meeting during 2000 and acted by unanimous written consent on two occasions.

NOMINATING COMMITTEE

           The Company does not maintain a Nominating Committee.

COMPENSATION OF DIRECTORS

           Directors of the Company who are officers receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. Directors who are not officers of the Company receive an annual retainer of $15,000 and $1,500 for every regular Board and Committee meeting, respectively, that they attend.

           Under the 2000 Stock Option Plan for Non-Employee Directors (the "2000 Non-Employee Director Plan"), Directors who are not employees of the Company or a subsidiary are, each year, through the 2004 Annual Meeting, granted an option to purchase 3,000 shares (together with the exercise price, subject to adjustment) of Common Stock. The exercise price of options granted is the fair market value per share of the Common Stock on the date of grant. The 2000 Non-Employee Director Plan is administered by the Board of Directors or a committee designated by the Board. Options granted under the 2000 Non-Employee Director Plan are exercisable on the first anniversary of, or the first annual meeting of the Company's stockholders after, the date of grant, for up to ten years. Subject to certain exceptions, if a Non-Employee Director's service as a Director is terminated, his or her options that are not then exercisable will terminate. Exercisable options may, generally, be exercised for a specified time after termination. In the event of a "Change in Control of the Company," vesting of all outstanding options granted under the 2000 Non-Employee Director Plan will be accelerated.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

           The following table sets forth certain compensation information for the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers"). All option and restricted stock grants described in the table below and related footnotes as having been made prior to June 15, 2000 have been adjusted to give effect to a three-for-two stock split on such date.

                                                Annual Compensation                        Long-Term Compensation
                                              -------------------------   --------------------------------------------------------
                                                                                             Number of Securities       All Other
                                                                          Restricted Stock        Underlying          Compensation
Position(s)                              Year Salary ($)  Bonus ($) (1)      Awards ($)          Options (#)             ($)(3)
-----------                              ---- ----------  -------------      -----------         ------------         ------------
Charles Fabrikant, (4)                   2000     500,000     600,000            1,184,500              25,000             5,250
Chairman of the Board, President,        1999     500,000     250,000              403,650              52,500             5,000
   and Chief Executive Officer           1998     500,000     625,000            1,275,488              37,500             4,800

Randall Blank, (5)                       2000     325,000     125,000              216,300               5,000             5,250
Chief Financial Officer, Executive       1999     325,000     125,000              190,181               7,500             5,000
Vice President and Secretary             1998     325,000     225,000              329,995              15,000             4,800

Alice Gran, (6)                          2000     200,000      40,000               25,750                 -               8,900
Vice President and General Counsel       1999     200,000      40,000               23,288               1,500             6,600
                                         1998     100,000      40,000               14,831                 600              -

Milton Rose, (7)                         2000     190,000      40,000               92,700                -                5,250
Vice President                           1999     190,000      40,000               93,150                 750             5,000
                                         1998     190,000     100,000              111,234                 750             4,800

Dick Fagerstal, (8)                      2000     200,000     165,000              231,750                -                5,250
Vice President and Treasurer             1999     150,000     125,000               77,625              37,500             5,000
                                         1998     140,000      58,333               55,617                 750             4,800


(1) Sixty percent of the bonus is paid at the time of the award while the remaining forty percent is paid in two equal annual installments one and two years after the date of the grant. Any outstanding balance is payable upon the death, disability, termination without "cause" of the employee, or the occurrence of a "change-in-control" of the Company.

(2) The value indicated is based on the number of shares awarded and the stock price on the issuance date. The Company provides two kinds of Restricted Stock Awards. Each award of Type A Restricted Stock ("Type A Stock") vests in three equal and consecutive annual installments, commencing on the first anniversary of the date of award. Each award of Type B Restricted Stock ("Type B Stock") vests approximately one year from the date of the award. Both types of restricted stock shall vest immediately upon the death, disability, termination "without cause" of the employee, or the occurrence of a "change-in-control" of the Company. If cash dividends are paid by the Corporation, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock have vested.

(3) "All Other Compensation" includes contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made by Messrs. Fabrikant, Blank, Rose, and Fagerstal and Ms. Gran under the SEACOR Savings Plan, a defined contribution plan established by the Company effective July 1, 1994 which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of Ms. Gran, such amount includes $6,000 for the approximate amount paid for fiscal year 2000 under a defined contribution retirement plan paid by a United Kingdom subsidiary of the Company.

(4) Mr. Fabrikant was granted restricted stock awards of 22,500, 4,500 and 18,000 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Fabrikant dated January 29, 1999, February 3, 2000, and February 14, 2001, respectively. Mr. Fabrikant was granted restricted stock awards of 3,300, 3,300, and 5,000 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Fabrikant dated January 29, 1999, February 3, 2000, and February 14, 2001, respectively. At December 31, 2000, Mr. Fabrikant held 24,555 shares of restricted stock having a value of $1,292,207 based upon a closing price of $52.625 per share of Common Stock on December 29, 2000.

(5) Mr. Blank was granted restricted stock awards of 4,500, 1,500, and 2,000 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Blank dated January 29, 1999, February 3, 2000, and February 14, 2001, respectively. Mr. Blank was granted restricted stock awards of 2,175, 2,175, and 2,200 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Blank dated January 29, 1999, February 3, 2000, and February 14, 2001 respectively. At December 31, 2000, Mr. Blank held 7,553 shares of restricted stock having a value of $397,450 based upon a closing price of $52.625 per share of Common Stock on December 29, 2000.

(6) Ms. Gran joined the Company in 1998. Ms. Gran was granted restricted stock awards of 300, 450, and 500 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Ms. Gran dated January 29, 1999, February 3, 2000, and February 14, 2001. At December 31, 2000, Ms. Gran held 2,150 shares of restricted stock having a value of $113,143 based upon a closing price of $52.625 per share of Common Stock on December 29, 2000.

(7) Mr. Rose was granted restricted stock awards of 750, 300, and 300 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Rose dated January 29, 1999, February 3, 2000, and February 14, 2001, respectively. Mr. Rose was granted restricted stock awards of 1,500, 1,500, and 1,500 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Rose dated January 29, 1999, February 3, 2000, and February 14, 2001, respectively. At December 31, 2000, Mr. Rose held 2,511 shares of restricted stock having a value of $132,141 based upon a closing price of $52.625 per share of Common Stock on December 29, 2000.

(8) Mr. Fagerstal was granted restricted stock awards of 375, 750, and 3,000 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Fagerstal dated January 29, 1999, February 3, 2000, and February 14, 2001, respectively. Mr. Fagerstal was granted restricted stock awards of 750, 750, and 1,500 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Fagerstal dated January 29, 1999, February 3, 2000, and February 14, 2001 respectively. At December 31, 2000, Mr. Fagerstal held 1,749 shares of restricted stock having a value of $92,041 based upon the closing price of $52.625 per share of Common Stock on December 29, 2000.

Stock Options

           On November 22, 1992, the Company's stockholders adopted the 1992 Stock Option Plan, which provides for the grant of non-qualified options to purchase shares of Common Stock to officers and key employees of the Company. The 1992 Stock Option Plan is administered by the Stock Option and Executive Compensation Committee of the Board. Each option granted to an officer or key employee must be evidenced by an agreement (an "Option Agreement") containing terms and provisions established by the Committee in accordance with the 1992 Stock Option Plan.

           On April 18, 1996 the Company's stockholders adopted the 1996 Share Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock awards, performance awards and stock units to officers and key employees of the Company. The 1996 Share Incentive Plan is administered by the Stock Option and Executive Compensation Committee of the Board. Each share granted to an officer or employee must be evidenced by an agreement (a "Restricted Stock Agreement") containing terms and provisions established by the Committee in accordance with the 1996 Share Incentive Plan.

                               OPTION GRANTS TABLE

           On February 14, 2001, the Company granted options with respect to fiscal year 2000 for a total of 30,000 shares of Common Stock under the 1996 Share Incentive Plan, none of which are exercisable prior to January 31, 2002 and which expire not later than February 14, 2011. The Option Agreements provide that the beneficial ownership of the options shall become exercisable in three approximately equal annual installments, commencing on January 31, 2002. However, 100% beneficial ownership of the options shall vest immediately upon death, disability, termination without "cause", as defined therein, or the occurrence of a "change-in-control" of the Company, as defined therein. During 2000 the Company granted additional options with respect to 192,975 shares of Common Stock under the 1996 Share Incentive Plan, under terms similar to those noted above. The following table sets forth certain information with respect to the options granted to the Named Executive Officers:

                                                  Individual Grants
                           ----------------------------------------------------------------
                           Number of                                                              Potential Realizable Value
                           Securities                                                             at Assumed Annual Rates of
                           Underlying        Percent of Total                                      Stock Price Appreciation
                            Options         Options Granted to   Exercise of                           for Option Term
                            Granted             Employees         Base Price     Expiration        ------------------------
Name                           (#)           for Fiscal Year        ($/Sh)          Date            5% ($)         10% ($)
----                       -----------       ---------------        ------          ----           ---------      ---------
Charles Fabrikant           25,000                 83.3             52.25        2/14/2011         1,023,526      2,593,816
Randall Blank                5,000                 16.7             52.25        2/14/2011           146,218        370,545
Alice Gran                     -                    -                 -              -                  -              -
Milton Rose                    -                    -                 -              -                  -              -
Dick Fagerstal                 -                    -                 -              -                  -              -


AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

           The following table sets forth certain information with respect to the value of the options outstanding at year-end based on a December 29, 2000 closing price of the Company's Common Stock of $52.625 per share. Options issued in 2001 in respect of 2000 performance are not included in this table.

                                                                   Number of Securities              Value of Unexercised
                              Shares                              Underlying Unexercised            In-the-Money Options at
                            Acquired on   Value Realized      Options at Fiscal Year-End (#)          Fiscal Year-End ($)
Name                       Exercise (#)        ($)               Exercisable/Unexercisable         Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------------------
Charles Fabrikant                -              -                    196,111 / 30,000                 6,560,482 / 175,000
Randall Blank                 24,500        1,088,938                 37,667 / 11,333                 1,294,750 / 72,500
Milton Rose                      -              -                     20,334 / 1,666                    740,000 / 6,250
Dick Fagerstal                   -              -                     12,950 / 25,600                  284,656 / 559,626
Alice Gran                       -              -                       334 / 1,068                      2,505 / 7,910


EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

The Company entered into an employment contract with Mr. Rose, dated December 24, 1992 (the "Rose Employment Agreement"). The Rose Employment Agreement provides for an annual salary of $165,000, subject to adjustment for inflation, and for the grant of an option for 50,000 shares of Common Stock. The initial term of the Rose Employment Agreement was two years commencing on January 25, 1993. Since January 25, 1995, the Rose Employment Agreement has been subject to automatic renewal for one-year periods unless either party gives 180 days' written notice of termination to the other party. No such notice has been given to date and, accordingly, the terms of the Rose Employment Agreement remain in effect, although the Board of Directors has authorized salary payments exceeding the amounts set forth in the Rose Employment Agreement. In the event of a change in control of the Company (as defined in the Rose Employment Agreement), Mr. Rose has the option of a one-time extension of the Rose Employment Agreement for a three-year period.

           In the event Mr. Rose's employment is terminated because (i) he is discharged by the Company for reasons other than for "Cause" (as defined therein), (ii) he involuntarily resigns at the request of the Company, for reasons other than for "Cause," or (iii) he resigns following the assignment of duties which are inconsistent with employment in the capacity of a president of a subsidiary of the Company, he then is entitled to receive a one-time severance payment equal to his base salary (excluding bonuses and incentive compensation) for a period of 12 months after the occurrence of any such event.

           In addition, subject to certain limitations, the Rose Employment Agreement specifies that the Company must continue to provide any then-existing life and health insurance benefits to which Mr. Rose, through the Rose Employment Agreement, and his respective dependents are entitled for a period of one year after the termination of his employment or until he obtains other employment pursuant to which comparable life and health insurance benefits are provided.

           The Board may reduce any amount payable under the Rose Employment Agreement if it determines that all or any portion of the amount payable pursuant thereto may be treated as an "excess parachute payment" as defined in
Section 280G of the Code. Furthermore, the Rose Employment Agreement, by its terms, is binding upon any person or entity that acquires the Company, whether by means of merger, consolidation, the purchase of all or substantially all of the Company's assets, or otherwise.

           Except as set forth above with respect to Mr. Rose, the Company has no employment contracts or formal remuneration arrangements with any of the Named Executive Officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SCF MERGER AND SCF MANAGEMENT SERVICES AGREEMENT

           On December 20, 2000, the Company acquired through a merger SCF Corporation ("SCF"), a company that owned and operated inland river barges and that was substantially owned and controlled by certain SEACOR officers and directors, including Messrs. Fabrikant, Blank, Conway, Morse and an entity that is an affiliate of Mr. Gellert (the "SCF Acquisition"). In the SCF Acquisition, the Company issued 375,445 shares of Common Stock and paid approximately $3.3 million in cash, to former SCF stockholders. Messrs. Fabrikant and Blank served, until its merger with the Company, whereupon SCF no longer had a separate corporate existence, as Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, of SCF. SEACOR's directors, including all directors who were disinterested with respect to this transaction, unanimously approved the SCF acquisition.

           Consideration upon the SCF Acquisition was directly or indirectly paid to these SEACOR officers and directors (or affiliated persons) as follows:

                                              Shares of
        Name                                SEACOR Stock              Cash
        ----                                ------------              ----
        Charles Fabrikant(1)                  188,175            $   1,458,595
        Randall Blank                           5,407            $      41,950
        Granville Conway                       27,417            $     212,518
        Andrew Morse                            2,731            $      21,170
        Windcrest Partners, L.P.(2)            67,593            $     523,916

        ------------------

(1) Includes 7,578 shares of SEACOR Common Stock and cash of $58,678 paid to trusts for two of Mr. Fabrikant's children of which he is a trustee and 154,267 shares of SEACOR Common Stock and cash of $1,195,713 paid to entities that Mr. Fabrikant controls.

(2) Michael E. Gellert, a director of the Company is a general partner of Windcrest Partners, L.P.

           Since January 1, 1990, the Company and SCF operated under an agreement (as amended, the "Management Services Agreement"), which was terminable by either party upon 60 days notice, and pursuant to which SCF provided the Company with certain administrative services. Pursuant to the

Management Services Agreement, SCF provided to the Company use of SCF offices, equipment and access to SCF administrative and technical personnel, for which the Company paid SCF an annual fee of $171,000 per annum and reimbursed out-of-pocket expenses, subject to adjustment by the parties. Of this fee, $153,000 was paid to SCF in 2000.

REPURCHASE BY CHILES OF 10% SENIOR NOTES AND CHILES MANAGEMENT SERVICES
AGREEMENT

           Chiles Offshore Inc. ("Chiles") is a drilling services company, the outstanding common stock of which is publicly traded and of which the Company owns 27.5%. The Company's Chairman and Chief Executive Officer is also the Chairman of Chiles. In 2000, Chiles used approximately $99 million of the proceeds of its initial public offering to repurchase and retire approximately $95 million aggregate principal amount of its 10% Senior Notes due 2008 plus accrued interest, constituting substantially all of such outstanding notes. The Company owned approximately $26.7 million aggregate principal amount of such notes and held an economic interest in substantially all of the remaining notes (approximately $68.1 million principal amount), and recognized a pre-tax gain of approximately $9.1 million as a result of this transaction.

           Dick Fagerstal, the Company's Vice President, Finance and Treasurer, serves as Senior Vice President, Chief Financial Officer, Secretary and a Director of Chiles. The Company entered into a management and administrative services agreement, dated as of February 27, 1998, with Chiles (the "Management Services Agreement"), pursuant to which the Company agreed to provide the services of Mr. Fagerstal to assist in Chiles' management and to provide other services as needed. Under this agreement, Chiles agreed to pay a fee to the Company for Mr. Fagerstal's services not exceeding $15,000 per month, fees for other services not to exceed the reasonable value of these services and to reimburse the Company for all out-of-pocket expenses incurred in providing those services. In addition, Chiles indemnifies the Company for claims and damages arising from its provision of services under the Management Services Agreement, unless due to the gross negligence or willful misconduct of the Company. Under this agreement, Chiles paid the Company approximately $0.2 million and $0.1 million for the years ending December 31, 2000 and 1999, respectively, for services provided, including the services of Mr. Fagerstal. In addition, Chiles paid a bonus of $15,000 to the Company in respect of the services provided by Mr. Fagerstal during the fiscal year ended December 31, 2000. On July 18, 2000, the Company and Chiles amended the agreement to permit either party to terminate it upon 180 days' notice.

           In addition to the management fee Chiles pays to the Company for the services of Mr. Fagerstal described above, if the Company or any of its consolidated subsidiaries provides Chiles with management, administrative, financial, investment banking-type services or services in connection with any rig transactions (including two rigs expected to be delivered in 2002), such entities will be entitled to receive reasonable fees and reimbursement of expenses not exceeding fees charged by unrelated third parties for comparable services upon delivery of such rigs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Messrs. Stamas, Morse and Conway served as members of the Stock Option and Executive Compensation Committee during fiscal year 2000. Mr. Conway was President of the Company from December 1989 to October 1992.


                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

           In January 1993, the Board delegated responsibility for all matters relating to the determination and award of executive compensation to the Stock Option and Executive Compensation Committee (the "Committee"). The Committee is currently comprised of Messrs. Stamas, Morse and Conway. The Committee held one meeting, acted by unanimous written consent on two occasions and, in addition, had several informal meetings during 2000 to discuss each option grant, to assess executive compensation policy, to review and approve compensation to the executive officers of the Company for the fiscal year ended December 31, 2000 and to discuss the Company's executive compensation policies and objectives for the forthcoming year.

           The Company's compensation program is designed to attract, retain and motivate highly qualified management personnel, and to engender a sense of entrepreneurial commitment among its executive officers. The Company's compensation philosophy is to provide levels of compensation competitive with comparable companies in the industry, to reward individual initiative and achievement, and to ensure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations, Common Stock performance, and the executive compensation programs of the Company's competitors. The Company's executive compensation program consists of three central components: (1) base salary, (2) discretionary annual bonuses, and (3) awards of restricted stock and grants of stock options. Factors reviewed by the Committee in establishing the Company's executive compensation program included the Company's financial performance, total assets and services provided, management's business philosophy, industry practices and the Company's culture and organizational structure. While the foregoing provides the general intent and guidelines of the Committee in determining the compensation levels and components for the executive officers, the Committee has final authority to determine all compensation matters in its sole discretion.

BASE SALARY

           The salary of Mr. Rose was paid in accordance with the provisions of his employment agreement or other arrangements.

           In respect of Messrs. Fabrikant and Blank and Ms. Gran, 2000 base salary was unchanged from 1999 while Mr. Fagerstal's base salary was increased. On an individual basis, their respective salaries are a function of their experience, breadth of responsibilities, ability to manage a complex administrative and financial structure, and are consistent with comparable companies in the industry.

ANNUAL BONUS

           The bonus portion of the executive compensation package is directly related to the individuals' and the Company's performance during the year. Bonus payments are discretionary in nature and are tied to performance during the year in which they were earned. The Company believes that, to the extent that the bonus awards reward the executives in a fair and equitable way, they may also provide an incentive for their continued efforts and for enhanced future performance.

           Specific performance targets are set at the beginning of the year based on the Company's annual forecasts, focusing on operating revenue, net income and cash flow (EBITDA basis) and the achievement of strategic objectives. However, given the Company's history of growth through mergers, acquisitions, and asset purchases, along with market conditions for the marine segment, which are beyond management's control, the Company's actual results can differ greatly from management's forecasts and the Committee must re-evaluate the targets set at the beginning of the year. In 2000, Revenue and Net Income increased 17% and 10%, respectively, and EBITDA declined 2% compared to 1999. Earnings per share on a fully diluted basis, however, increased 14%. From a strategic perspective the Company continued to improve the age profile and quality of its fleet through a program of selective disposition and benefited from its active investment in Chiles Offshore, which during 2000 completed the initial public offering of its common stock.

           The foregoing financial and operating growth of the Company was attributed by the Committee, in large part, to the efforts of the Named Executive Officers, and therefore was considered when determining such persons' annual bonuses.

COMMON STOCK AWARDS AND GRANTS

           The purpose of restricted stock awards and stock option grants is to reward outstanding performance by key employees and officers, to provide additional incentives to executive officers and other key employees to maximize stockholder value, and to create longer term executive commitment to the Company. The Committee believes that such grants and awards foster a greater concern by management with the performance of the Company, both in the short and long-term, which serves to align the interests of management and the Company's stockholders. The number of shares awarded or granted reflects a judgment on the individual's performance to date, as well as on the executive's ability to influence and enhance the Company's future performance.

           Restricted stock awards and stock options granted for 2000 reflect the Committee's belief that the interests of the Company's stockholders are best served by ensuring that senior management is dedicated to maximizing shareholder value. Mr. Fabrikant was expressly recognized for his leadership role in the Company's development and his ability to continue to influence the direction of the Company towards maximizing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

           In 2000, Mr. Fabrikant received total cash compensation (in the form of salary and bonus) of $1,100,000 from the Company. Additionally, he was granted 18,000 shares of restricted stock and options on 25,000 shares of stock, reflecting compensation for performance during year 2000. These grants were made on February 14, 2001 and vest over three years. Additionally, on February 14, 2001, Mr. Fabrikant was granted 5,000 shares of restricted stock that vest on January 31, 2002. The determination of Mr. Fabrikant's compensation was based upon the factors described above with respect to all executive officers and, in addition, upon Mr. Fabrikant's extensive experience, leadership and reputation within both the offshore marine and environmental services industries and his leadership role in the Company's strong development. Mr. Fabrikant played an instrumental role in the strategic direction of each of the Company's operating segments and the positioning of the Company's assets to take advantage of long-term growth opportunities.

           Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the deduction by a publicly-held corporation of compensation paid to a "covered employee" in excess of $1 million per year, subject to certain exceptions. Generally, the Company's covered employees are those executive officers listed in the Summary Compensation Table above. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Committee in light of the Company's overall compensation philosophy and objectives. The Committee believes that long-term stockholder value is enhanced by appropriately rewarding desirable corporate and individual performance achievements and that under existing circumstances such value may outweigh the advantages of qualifying compensation as deductible under Section 162(m). Compensation to Mr. Fabrikant in 2000 exceeded the $1 million deductibility limit of Section 162(m). This amount is not covered by any of the exceptions to Section 162(m), and thus is not deductible by the Company.

           The foregoing report is respectfully submitted by the Stock Option and Executive Compensation Committee.

                     Compensation Committee

                     Granville E. Conway
                     Andrew Morse
                     Stephen Stamas

PERFORMANCE GRAPH

           Set forth in the graph below is a comparison of the cumulative total return that a hypothetical investor would have earned assuming the investment of $100 over the five-year period commencing on December 31, 1995 in (i) the Common Stock of the Company, (ii) the Standard & Poor's 500 Stock Index ("S&P 500") and
(iii) the Simmons Offshore Transportation Index, an index of oil service companies published by Simmons and Company, Inc. (the "Simmons Index").

             **THE FOLLOWING TABLE REPRESENTS INFORMATION EXPRESSED
                   IN THE ABOVE MENTIONED PERFORMANCE GRAPH**

                                                                       YEAR ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          1995          1996          1997           1998          1999           2000
                                          ----          ----          ----           ----          ----           ----
SEACOR SMIT Inc.                         100.00        233.33        223.15         183.10        191.67         292.33

S&P 500                                  100.00        120.26        157.56         199.57        238.54         214.36

Simmons Offshore Transportation
Index                                    100.00        196.79        287.84         133.57        135.93         232.04


                                 PROPOSAL NO. 2
                                 --------------

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           The Board recommends that stockholders ratify the appointment of Arthur Andersen LLP ("Arthur Andersen"), certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2001. The appointment of Arthur Andersen was recommended to the Board by its Audit Committee. Arthur Andersen served as independent auditor for the Company for the fiscal year ended December 31, 2000 and has been engaged by the Company since December 1989.

           Representatives of Arthur Andersen will be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

           The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to ratify the appointment of Arthur Andersen.

           The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Arthur Andersen LLP:

o   Audit Fees:                                        $    284,000
o   Financial Information Systems
      and Design and Implementation Fees:              $          0
o   All Other Fees:                                    $     71,000

           The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.


                                  OTHER MATTERS

LIMITATION ON STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS; REMOVAL OF DIRECTORS; VACANCIES

           The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66 2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-laws provide that, to be properly brought before an annual meeting, business must be (i) specified in the notice of meeting and (ii) brought before the meeting by or at the direction of the Board, or be brought before the meeting by a stockholder upon timely written notice in proper form given to the Secretary of the Company. In order to be considered timely, such stockholder notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the annual meeting of stockholders held in the previous year, subject to certain exceptions. The By-laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

           The By-laws also provide that directors of the Company can be removed from office (prior to the expiration of their term) with or without "cause" by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors, and that vacancies on the Board can be filled only by the remaining directors then in office.

STOCKHOLDER NOMINATION OF DIRECTORS

           The By-laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the "Nomination Procedure"). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. In order to be timely, such written notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting (subject to certain exceptions), and the notice must contain (i) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all contracts, arrangements or other understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act, and (v) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the foregoing nomination of any person not made in compliance with the Nomination Procedure.

           Although the By-laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company's stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

RESTRICTIONS ON FOREIGN OWNERSHIP OF COMMON STOCK AND RELATED MATTERS

           The Company is subject to a variety of U.S. federal statutes and regulations, including the Shipping Act, 1916, as amended (the "Shipping Act"), and the Merchant Marine Act of 1920, as amended (the "1920 Act," and collectively with the Shipping Act, the "Acts"), which govern, among other things, the ownership and operation of vessels used to carry cargo between U.S. ports.

           Generally, the Acts require that vessels engaged in U.S. coastwise trade must be owned by citizens of the U.S. In order for a corporation operating in U.S. coastwise trade to qualify as a U.S. citizen, at least 75% of the outstanding capital stock of the corporation must be owned by persons or organizations that are U.S. citizens, as defined in the Shipping Act. Accordingly, if persons or organizations that are not U.S. citizens as so defined ("Foreigners") were to own more than 25% of the Common Stock, the Company would not (until such Foreign ownership was reduced to or below 25%) be permitted to continue its U.S. coastwise trade operations. To help facilitate compliance with the Acts, the Restated Certificate of Incorporation requires the Company to institute and to implement through the transfer agent for the Common Stock a dual stock certificate system, pursuant to which certificates evidencing shares of Common Stock bear legends which, among other things, designate such certificates as either "foreign" or "domestic," depending on the citizenship of the owner. The Restated Certificate of Incorporation also establishes procedures designed to enable the Company to monitor and limit foreign ownership of the Common Stock, and authorizes the Board under certain circumstances to redeem shares of stock owned by Foreigners. Moreover, the By-laws provide that the Chairman of the Board and Chief Executive Officer, and the President must each be U.S. citizens, and restrict any officer who is not a U.S. citizen from acting in the absence or disability of such person. The By-laws further provide that the number of Foreign directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business.

                                  ANNUAL REPORT

           A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement and should be read in conjunction herewith.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

           Stockholder proposals to be presented at the 2002 Annual Meeting must be received by the Company on or before December 10, 2001 for inclusion in the proxy statement and proxy card relating to the 2002 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: Secretary, SEACOR SMIT Inc., 1370 Avenue of the Americas, New York, New York 10019.

           As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Article I, Section 1 of the Amended and Restated By-laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 90 calendar days in advance of the anniversary date of the previous year's annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year); if, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholders must be received by the Company not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or publicly disclosed.


                                       For the Board of Directors

                                       /s/ Randall Blank

                                       Randall Blank
                                       Executive Vice President,
                                       Chief Financial Officer and Secretary

                                                                   Appendix A

                    SEACOR SMIT INC. AUDIT COMMITTEE CHARTER

PURPOSE

           The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

           In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and Committee.

           The Company shall review the adequacy of this Charter on an annual basis.


MEMBERSHIP

           The Committee shall be comprised of not fewer than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

           Accordingly, all the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

           In addition, at least one member of the Committee will have accounting or related financial management expertise.


KEY RESPONSIBILITIES

           The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

           The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors, as deemed necessary, the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, as amended; this review will occur prior to the Company's filing of the Form 10-Q.

o The committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o     The Committee shall:

      - request from the outside auditors annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

      - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

      - recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

      - prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

PROXY                                                                      PROXY


    SEACOR SMIT INC., 11200 RICHMOND AVENUE, SUITE 400, HOUSTON, TEXAS 77082
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2001

           The undersigned having received the Notice of Meeting and Proxy Statement of SEACOR SMIT Inc. (the "Company") dated April 6, 2001 and Annual Report for the fiscal year ended December 31, 2000, hereby appoints and constitutes Messrs. Charles Fabrikant and Randall Blank, and each of them, proxies with full power of substitution to vote for the undersigned at the Company's Annual Meeting of Stockholders to be held on May 16, 2001, and at any adjournments thereof (the "Annual Meeting"), as follows:

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                SEACOR SMIT INC.


      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


--------------------------------------------------------------------------------

                                SEACOR SMIT INC.
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

[ ]


The Board of Directors recommends a vote FOR items 1 and 2.
If no direction is made, this proxy will be voted FOR all management nominees listed and FOR item 2.

                                                                                          For           Withhold         For All
                                                                                          All              All            Except
1.    ELECTION OF DIRECTORS--
      Nominees:  01-Charles Fabrikant, 02-Granville E. Conway, 03-Michael E.              [ ]              [ ]             [ ]
      Gellert, 04-Stephen Stamas, 05-Richard M. Fairbanks, III, 06-Pierre de
      Demandolx, 07-Antoon W. Kienhuis, 08-Andrew R. Morse,
      09-John C. Hadjipateras

      INSTRUCTIONS: To withhold authority to vote for any one or more management nominee, write the nominee's name.

      ---------------------------------------------------------------------------


                                                                                          For            Against         Abstain

2.    Ratification of the appointment of Arthur Andersen LLP                              [ ]              [ ]             [ ]

In their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for the Annual Meeting.


   P                             Dated:                                , 2001
                                        -------------------------------
   R
                                 Signature(s)
   O                                         -----------------------------------

   X                             -----------------------------------------------
                                 Please sign name as it appears hereon. When
   Y signed as attorney, executor, trustee or guardian, please add capacity in which signed. For joint- or co-owner, each owner should sign.

                                 This Proxy, when properly executed, will be voted by the manner directed therein by the undersigned. If no direction is made, this Proxy will be voted FOR all management nominees listed and FOR Proposal 2.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.